For Period ended 01/31/2012                           Series  All Series
File Number 811-7852


Sub-Item 77Q1(e):  Exhibits
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                    TRANSFER AND ASSUMPTION AGREEMENT


    THIS TRANSFER AND ASSUMPTION AGREEMENT (Agreement), dated as of December 31, 2011 (Effective Date), is entered into by and between USAA Investment Management Company (IMCO), a Delaware corporation, USAA Asset Management Company (AMCO), a Delaware corporation, and USAA Mutual Funds Trust (Trust), a Delaware statutory trust.

                               RECITALS
                               --------

    WHEREAS, IMCO provides investment management and administration and other services to the Trust, which is an investment company that is registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940, as amended, pursuant to the terms of, and in exchange for the fees and other consideration specified in, the Investment Advisory Agreements (Advisory Agreements) and Administration and Servicing Agreements (Administration Agreements) between IMCO and the Trust with respect to its series (Funds) as set forth on Schedule 1 hereto; and

    WHEREAS, IMCO has entered into Investment Subadvisory Agreements (Subadvisory Agreements) as set forth on Schedule 1 hereto with certain investment sub-advisers (Subadvisers) pursuant to the terms of which the Subadvisers provide investment sub advisory services with respect to certain Funds in exchange for the fees payable to the Subadvisers by IMCO and other consideration under the Subadvisory Agreements; and

    WHEREAS, IMCO is an indirect, wholly-owned subsidiary of the United Services Automobile Association (USAA); and

    WHEREAS, USAA has formed AMCO, which is an indirect, wholly-owned subsidiary of USAA, to provide the investment advisory and fund administration services to the Trust that are currently provided to the Trust by IMCO; and

    WHEREAS, IMCO's directors and officers who provide services to the Trust also will serve as directors and officers of AMCO and in such other capacities as may be necessary or appropriate from time to time for AMCO to provide investment advisory and administrative and other services; and

    WHEREAS, IMCO desires to transfer all of its right, title and interest in and to the Advisory Agreements, Administration Agreements and Subadvisory Agreements (collectively, as identified in Schedule 1, the Fund-Related Agreements) to AMCO, and AMCO desires to accept such transfer and to assume all of IMCO's obligations under the Fund-Related Agreements; and

    WHEREAS, the Trust desires to receive from AMCO the same services under the Fund Related Agreements that it currently receives from IMCO.

                                  AGREEMENT
                                  ---------

	NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. TRANSFER AND ASSUMPTION. As of the Effective Date, (a) IMCO hereby assigns, transfers, conveys and sets over all of its rights, title, interest, claims and entitlements in, to and under the Fund-Related Agreements to AMCO,
(b) AMCO hereby (i) accepts such assignment, transfer, conveyance and set-over and (ii) assumes all of the covenants, liabilities, duties and obligations of IMCO arising out of, under and in connection with the Fund Related Agreements, and (c) the Trust hereby consents to such assignment, transfer, conveyance and set-over and to such assumption of all of the covenants, liabilities, duties and obligations arising out of, under and in connection with the Fund Related Agreements. Except as otherwise provided herein, this Agreement shall not be construed to modify, terminate or merge any rights any party to any Fund
Related Agreement has pursuant to the terms thereof, and the parties to this Agreement each confirm that the transfer and assumption contemplated by this Agreement shall be effected through the execution of this Agreement and the execution of new Advisory Agreements, Management Agreements, Administration Agreements and Subadvisory Agreements (collectively, the New Agreements) to replace IMCO with AMCO as the counterparty to the Fund Related Agreements, effective as of the Effective Date. The parties hereto agree that the terms and conditions of each New Agreement with respect to the Trust and its Funds, including the services provided thereunder and the fees payable for the provision of such services, will be the same as those of the corresponding
Fund Related Agreement listed on Schedule 1, other than those changes that are necessary to convert the agreement into a contract with AMCO; provided, however, that nothing in this Agreement shall be construed as prohibiting the parties from amending any New Agreement at any time after the Effective Date, subject to any required approvals under applicable law and the terms of the applicable New Agreement.
    2. AGREEMENT NOT AN "ASSIGNMENT." It is the intention of the parties that the transfer of rights and assumption of obligations between IMCO and AMCO pursuant to Section 1 of this Agreement shall not constitute an "assignment" of any Advisory Agreement or Subadvisory Agreement under the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, and the regulations promulgated under each such Act, and this Agreement and the transfer of rights and assumption of obligations between IMCO and AMCO pursuant to Section 1 of this Agreement shall be construed to the maximum extent possible to give effect to such intention.
    3. FURTHER ASSURANCES. Each of the parties agrees to execute and deliver such further documents, and to do such further things, as any other party may reasonably request in order to fully effectuate the terms of and the transactions contemplated by this Agreement.
    4. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to its conflict or choice of laws provisions.
    5. Binding Effect. This Agreement will be binding on the successors and permitted assigns of each party, and will inure to the benefit of such persons.
    6. SEVERABILITY. If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.
    7. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.
    8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

                                       USAA INVESTMENT MANAGEMENT COMPANY
                                       By:  /s/ DANIEL MCNAMARA
                                       Name:  Daniel McNamara
                                       Title:  President

                                       USAA ASSET MANAGEMENT COMPANY
                                       By:  /s/ R. MATTHEW FREUND
                                       Name:  R. Matthew Freund
                                       Title:  Sr. Vice President

                                       USAA MUTUAL FUNDS TRUST
                                       By:  /s/ CHRISTOPHER W. CLAUS
                                       Name:  Christopher W. Claus
                                       Title:  President

                                  SCHEDULE I
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                     TO TRANSFER AND ASSUMPTION AGREEMENT
                     ------------------------------------

MANAGEMENT AGREEMENTS
---------------------

- Management Agreement, between the Trust and IMCO, on behalf of the S&P 500 Fund, (dated August 1, 2006, as amended)
- Management Agreement, between the Trust and IMCO, on behalf of the Extended Market Index Fund, (dated August 1, 2006)
- Amended and Restated Master-Feeder Participation Agreement, between Trust, IMCO, Blackrock Advisors, LLC and Blackrock Distributors, Inc., on behalf of the Extended Market Index Fund, (dated October 2, 2006).

ADMINISTRATION AREEMENTS
------------------------

- Administration and Servicing Agreement, between the Trust and IMCO (dated August 1, 2006, as amended)
- Amended and Restated Subadministration Agreement, between Blackrock Advisors, LLC and IMCO, (dated October 2, 2006)

ADVISORY AGREEMENTS
-------------------

- Investment Advisory Agreement with IMCO and the Trust, (dated August 1, 2006, as amended)
- Advisory Agreement, between IMCO and the Trust (f/k/a USAA State Tax-Free Trust), on behalf of the Florida Tax-Free Income Fund and the Florida Tax-Free Money Market Fund, (dated August 1, 2001)
- Advisory Agreement with IMCO and the Trust, on behalf of the NASDAQ-100 Fund, (dated August 1, 2006, as amended)

SUBADVISORY AGREEMENTS
----------------------

-  Barrow, Hanley, Mewhinney & Strauss, Inc., (dated August 1, 2006)
-  Batterymarch Financial Management, Inc., (dated August 1, 2006, as amended)
-  The Boston Company Asset Management, LLC, (dated August 1, 2006, as amended)
-  Epoch Investment Partners, Inc., (dated January 11, 2010)
-  Grantham, Mayo, Van Otterloo & Co., (dated August 1, 2006)
-  Loomis, Sayles & Company, L.P., (dated August 1, 2006)
-  MFS Investment Management, (dated August 1, 2006)
-  Northern Trust Investments, N.A., (dated August 1, 2006)
-  QS Investors, LLC, (dated August 1, 2010)
-  Quantitative Management Associates LLC, (dated July 9, 2007, as amended)
-  The Renaissance Group, LLC, (dated December 3, 2007)
-  UBS Global Asset Management, (dated July 9, 2007, as amended)
-  Wellington Management Company, LLP, (dated August 1, 2006, as amended)
-  Winslow Capital Management, Inc., (dated July 21, 2010)